UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 16, 2007

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 16, 2007, Unitil Corporation agreed to privately place up to $20 million of long-term Notes, subject to market and other conditions, with institutional investors. The terms of the Notes will be determined by negotiations between the Company and the purchasers of the Notes. The Notes are expected to have a maturity of up to 15 years and an interest rate of 6.33%. The Company intends to use the proceeds from this long-term financing to make capital contributions to its principal affiliates, Unitil Energy Systems, Inc. and Fitchburg Gas and Electric Light Company, to enable them to refinance existing short-term debt and for general corporate purposes of the Company and its subsidiaries.

The Notes being offered will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933, as amended and applicable state securities laws.

This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	April 18, 2007